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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-1 (Registration No. 333-04176) of our report dated March 1, 1996, on our audits of the financial statements of Anesta Corp. We also consent to the reference to our firm under the caption "Experts."



/s/ Coopers & Lybrand L.L.P.
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COOPERS & LYBRAND L.L.P.


Salt Lake City, Utah

May 31, 1996